SUB-ITEM 77 C:  Submission
of matters to a vote of
 security holders


FEDERATED PREMIER INTERMEDIATE
 MUNICIPAL INCOME FUND
An Annual Meeting of Fund
 shareholders (Common Shares
and Preferred Shares) was held
 on September 18, 2009. On
July 8, 2009,
the record date for shareholders
 voting at the meeting, there
were 6,948,657 total outstanding
shares. The following item was
considered
by shareholders and the results
 of their voting are listed below.
 Unless otherwise noted, each
matter was approved.
Election of three Class III
Trustees - Common Shares and
 Preferred Shares:
1. R. James Nicholson
For





Withheld
Authority
to Vote
6,372,233

195,022

2. Charles F. Mansfield, Jr.
For





Withheld
Authority
to Vote
6,391,328

175,927

3. James F. Will
For





Withheld
Authority
to Vote
6,383,493

183,762


An Annual Meeting of Fund
shareholders (Preferred Shares)
was held on September 18, 2009.
 On July 8, 2009, the record date for
shareholders voting at the meeting,
 there were 1,676 total outstanding
 shares. The following item was
considered by shareholders and
the results of their voting are
listed below. Unless otherwise
 noted, each matter was approved.
Election of Two Trustees -
Preferred Shares only:
1. Peter E. Madden
For





Withheld
Authority
to Vote
588

0

2. John S. Walsh
For





Withheld
Authority
to Vote
588

0

The following Trustees of
 the Fund continued their
 terms as Trustees of the
Fund:  John F. Donahue, J.
 Christopher Donahue, John
T. Conroy, Jr.,
Nicholas P. Constantakis,
John F. Cunningham and
Thomas M. O'Neill.

The Definitive Proxy
Statement for this Annual
 Meeting was filed with
the Securities and
Exchange Commission on
July 22, 2009, and is
incorporated by reference.
(File No.
811-21249)